Exhibit 99.2

Dear Shareholder,

FNBH Bancorp, Inc. reported net income of $442,000 for the quarter ended December 31, 2009.  This compares to a $7.7 million loss for the fourth quarter of last year and a $1.4 million loss in the third quarter of 2009.  The quarter included a $1.7 million federal income tax benefit resulting from tax legislation which provides for a refund of taxes paid in prior years.  The quarter was also impacted by $364,000 in write downs and losses on real estate owned.

For the year ended December 31, 2009, we reported a net loss of $13.7 million.  This compares to a 2008 net loss of $13.4 million.  The prolonged economic downturn resulted in provision for loan loss expense of $15.8 million in 2009 and $14.9 million in 2008.

The Bank’s December 31, 2009 total capital to risk-weighted assets ratio was 6.46% and the Tier One capital ratio was 4.25%.  While improved over second and third quarter ratios, our year end capital ratios remain below regulatory capital requirements to be considered adequately capitalized and are significantly less than minimum capital requirements imposed by the Bank’s primary regulator.

Under the terms of a Consent Order entered into with our primary regulator, the Office of the Comptroller of the Currency, the Bank is required to maintain total capital of at least 11% of risk-weighted assets and Tier One capital equal to at least 8.50% of adjusted total assets.  The Consent Order required that we achieve these ratios by January 22, 2010.  To date, we have not been successful in raising the capital necessary to satisfy the requirements.

Efforts to enhance the capital position of the Bank continue, including meetings with potential investors and working with an investment banking firm to assist us in these efforts, as well as the exploration of other alternatives.

Our fourth quarter net interest margin of 3.99% remains strong and above our peer group bank average.  We continued to maintain on balance sheet liquidity with $37.0 million in cash and cash equivalents and $23.7 million in investment securities at year end.

Management and Board initiatives to improve the performance of the Company continued and intensified during 2009.  These initiatives included the following:

  The appointment of three new talented and seasoned Senior Vice Presidents; Gerald Moyer – Senior Lender, Paul Stark – Chief Credit Officer and Mark Huber – Chief Financial Officer.

  The addition of two new directors and fellow shareholders to the Bank’s board of directors, Mr. Stanley Dickson, Jr. and Mr. Philip Utter.

  The continuation of our efforts to aggressively work with customers experiencing financial difficulties to find solutions that enhance their ability to continue operations while minimizing losses to the bank.  These efforts have resulted in enhanced credit risk profiles for numerous borrowers.

  The achievement of increased efficiency with continued emphasis on control of non interest expense and revenue enhancement.

  During 2009 and first quarter 2010, we implemented the following initiatives as part of our overall goal of increased customer satisfaction:

▪  New commercial loan underwriting and documentation platform

▪  Point of sale consumer loan delivery system

▪  Improved customer statement print quality and timeliness

▪  Converted 2,000+ statements to more efficient and timely electronic delivery

▪  Bounce Protection overdraft privilege

▪  First National Business Solutions – a tool to enhance human resource capabilities of our small business customers

▪  ATM upgrades in Howell and Fowlerville

▪  Redesigned more user friendly website

▪  New phone system with increased functionality and convenience

▪  Periodic informal shareholder meetings

During 2010, we will continue to develop a culture where high performing people efficiently deliver exceptional customer experiences that will, over time, enhance shareholder value through increased sales penetration, customer referrals and improved account retention.

Our Annual Shareholder Meeting is scheduled for 10:00 a.m. on Thursday, May 20, 2010.  We look forward to and welcome your participation.

On behalf of the entire FNBH Bancorp family, thank you for your continued commitment to community banking and your investment in our Company.   Should you have any questions or comments, please call me at 517-545-2221 or visit me at our Howell main office.

Sincerely,

Ronald L. Long

President and CEO

FNBH Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31
Assets	2009	2008
Cash and due from banks	$ 36,942,636	$ 10,175,999
Short term investments	101,029	11,904,019
Total cash and cash equivalents	37,043,665	22,080,018

Certificates of deposit	-	4,319,000
Investment securities:
Investment securities available for sale, at fair value	22,705,612	41,520,572
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	23,700,562	42,515,522

Loans held for investment:
Commercial	235,937,243	272,945,793
Consumer	18,777,849	21,711,696
Real estate mortgage	19,330,658	21,159,504
Total loans held for investment	274,045,750	315,816,993
Less allowance for loan losses	(18,665,173)	(14,122,291)
Net loans held for investment	255,380,577	301,694,702
Premises and equipment, net	8,091,463	8,626,526
Other real estate owned, held for sale	3,777,119	2,678,444
Facilities held for sale, net	60,453	-
Deferred tax assets, net	-	819,557
Accrued interest and other assets	4,336,526	6,048,757
Total assets	$ 332,390,365	$ 388,782,526

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$ 65,643,739	$ 56,404,701
NOW	50,642,881	35,539,239
Savings and money market	72,297,919	101,422,737
Time deposits	121,200,201	142,286,835
Brokered certificates of deposit	5,410,951	13,873,571
Total deposits	315,195,691	349,527,083
Other borrowings	413,970	8,897,277
Accrued interest, taxes, and other liabilities	2,404,440	2,833,064
Total liabilities	318,014,101	361,257,424

Shareholders' Equity
Preferred stock, no par value. Authorized 30,000 shares; no shares
issued and outstanding at December 31, 2009	-	-
Common stock, no par value. Authorized 7,000,000 shares at
December 31, 2009 and 4,200,000 at December 31, 2008; 3,149,850 shares issued and outstanding at December 31, 2009 and 3,119,620
shares issued and outstanding at December 31, 2008	6,738,128	6,583,158
Retained earnings	6,641,060	19,643,976
Deferred directors' compensation	885,919	902,333
Accumulated other comprehensive income	111,157	395,635
Total shareholders' equity	14,376,264	27,525,102
Total liabilities and shareholders' equity	$ 332,390,365	$ 388,782,526

FNBH Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three months ended Dec. 31		Twelve months ended Dec. 31
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$ 3,615,742	$ 4,708,726	$ 16,009,172	$ 21,662,130
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMOs	232,264	388,461	1,205,935	1,276,017
Obligations of states and political subdivisions	81,360	154,116	446,827	644,588
Preferred stock	-	-	-	70,727
Other securities	6,120	12,679	29,984	50,208
Interest on certificates of deposit	16,269	53,330	162,812	219,489
Interest on short term investments	416	15,066	14,813	384,077
Total interest and dividend income	3,952,171	5,332,378	17,869,543	24,307,236

Interest expense:
Interest on deposits	880,831	1,494,227	4,566,956	7,680,058
Interest on other borrowings	7,713	108,814	65,399	438,307
Total interest expense	888,544	1,603,041	4,632,355	8,118,365

Net interest income	3,063,627	3,729,337	13,237,188	16,188,871
Provision for loan losses	1,200,000	4,810,000	15,846,853	14,854,900
Net interest income (deficiency) after provision for loan losses	1,863,627	(1,080,663)	(2,609,665)	1,333,971

Noninterest income:
Service charges and other fee income	837,448	710,965	3,223,857	2,957,150
Trust income	77,426	85,153	336,258	374,886
Gain (loss) on available for sale securities	106,542	(1,464,138)	198,651	(3,236,635)
Other	4,511	588	9,129	8,694
Total noninterest income (loss)	1,025,927	(667,432)	3,767,895	104,095

Noninterest expense:
Salaries and employee benefits	1,513,521	1,469,768	6,532,037	6,788,477
Net occupancy expense	286,249	305,754	1,138,208	1,192,987
Equipment expense	93,351	107,318	382,701	471,309
Professional and service fees	487,072	539,012	2,058,513	2,264,882
Computer service fees	126,401	113,106	464,224	498,878
FDIC assessment fees	348,890	331,238	1,639,183	600,058
Amortization expense	66,771	67,292	267,852	285,911
Printing and supplies	44,839	64,321	184,058	275,840
Director fees	15,300	46,093	73,742	219,357
Loan collection and foreclosed property expenses	339,964	438,644	1,099,083	1,104,654
Net loss on sale of OREO/repossessions	364,457	122,738	827,324	271,166
Other	312,593	194,729	1,271,756	1,005,063
Total noninterest expense	3,999,408	3,800,013	15,938,681	14,978,582

Loss before federal income taxes	(1,109,854)	(5,548,108)	(14,780,451)	(13,540,516)

Federal income tax expense (benefit)	(1,552,054)	2,196,734	(1,084,568)	(127,276)
Net income (loss)	$ 442,200	$ (7,744,842)	$ (13,695,883)	$ (13,413,240)

Per share statistics:
Basic and diluted EPS	$ 0.14	$ (2.47)	$ (4.32)	$ (4.33)
Dividends	$ -	$ -	$ -	$ 0.16
Basic average shares outstanding	3,178,514	3,140,073	3,167,918	3,096,332
Diluted average shares outstanding	3,178,514	3,140,073	3,167,918	3,096,332